Exhibit 3.3

ENERKEM INC.

BY-LAW NO. 1

24. Proceedings	7

OFFICERS	7

25. Appointment of Officers	7

26. Remuneration and Removal of Officers	7

27. Power and Duties	7

28. Chairman	8

29. President	8

30. Corporate Secretary	8

31. Treasurer	8

32. Removal of Officers	9

DISCLOSURE OF INTEREST	9

33. Disclosure of Interest	9

INDEMNIFICATION AND PROTECTION OF DIRECTORS, OFFICERS AND OTHERS	10

34. Liability	10

35. Indemnification	11

36. Insurance	11

MEETINGS OF SHAREHOLDERS	11

37. Annual Meeting	11

38. Special Meetings	12

39. Place of Meetings	12

40. Notice of Meetings	12

41. Waiver of Notice	12

42. Representatives	12

43. Persons Entitled to be Present	13

44. Record Date	13

45. Participation by Communication Facilities	13

46. Chairman, Secretary and Scrutineers	13

47. Procedure	14

48. Votes	14

49. Votes to Govern	15

50. Proxies	15

51. Adjournment	15

52. Quorum	16

ii

SECURITIES	16

53. Certificates	16

54. Registrar and Transfer Agent	16

DIVIDENDS	16

55. Declaration and Payment	16

56. Payments of Dividends and Other Distributions	16

57. Non-Receipt of Payment	17

58. Unclaimed Dividends	17

NOTICES	17

59. Method of Giving Notices	17

60. Notice to Joint Holders	17

61. Persons Entitled by Death or Operation of Law	17

62. Signatures to Notices	18

63. Computation of Time	18

64. Undelivered Notices	18

EXECUTION OF CONTRACTS, DOCUMENTS OR INSTRUMENTS IN WRITING	18

65. Execution of Contracts, Documents or Instruments in Writing	18

BORROWING AND SECURITY	19

66. Borrowing Power	19

67. Delegation	20

EFFECTIVE DATE	20

68. Effective Date	20

iii

BY-LAW NO. 1

being a by-law relating generally to the transaction of the business and affairs of Enerkem Inc. (the “Corporation”).

DEFINITIONS

In this by-law and all other by-laws of the Corporation, unless the context otherwise specifies or requires:

(a)                                 “Act” means the Canada Business Corporations Act, R.S.C., 1985, chapter C-44, and any statute that may be substituted therefor, as from time to time amended;

(b)                                 “Articles” means the articles of the Corporation, as from time to time amended or restated;

(c)                                  “Board” means the board of directors of the Corporation;

(d)                                 “by-law” means this by-law and all other by-laws of the Corporation from time to time in force and effect;

(e)                                  “Chairman” means the chairman of the Board;

(f)                                   words importing the singular number only shall include the plural and vice versa; words importing the masculine gender shall include the feminine and neuter genders and vice-versa; words importing persons shall include bodies corporate, corporations, companies, partnerships, syndicates, trusts and any number or aggregate of individuals;

(g)                                  the headings used in the by-laws are inserted for reference purposes only and are not to be considered or taken into account in construing the terms or provisions thereof or to be deemed in any way to clarify, modify or explain the effect of any such terms or provisions; and

(h)                                 all terms contained in the by-laws and which are defined in the Act shall have the meanings given to such terms in the Act.

BUSINESS OF THE CORPORATION

1.                                      Registered Office

The Corporation may from time to time (i) by resolution of the Board change the place and/or address of the registered office of the Corporation within the province specified in its Articles and (ii) by articles of amendment change the province in which its registered office is situated to another province of Canada.

2.                                      Corporate Seal

The Corporation may, but need not, adopt one or more corporate seals which shall be such as the Board may approve or change by resolution from time to time.

3.                                      Financial Year

The financial year of the Corporation shall end on such date in each year as shall be determined from time to time by the Board.

4.                                      Banking arrangements

The banking and borrowing business of the Corporation or any part of it may be transacted with such banks, trust companies or other firms or corporations as the Board may determine from time to time. All such banking and borrowing business or any part of it may be transacted on the Corporation’s behalf under the agreements, instructions and delegations, and by one or more officers and other persons (including the directors), that the Board may authorize from time to time. This paragraph does not limit in any way the authority granted under Section 65.

DIRECTORS

5.                                      Number of Directors

There shall be a Board consisting of such fixed number, or minimum and maximum number of directors as may be set out in the Articles. The Board shall consist of not fewer than the minimum number of directors required by the Act for a distributing corporation.

6.                                      Qualification

No person shall be qualified for election as a director if such person is less than 18 years of age, is of unsound mind and has been so found by a court in Canada or elsewhere, is not an individual, or has the status of a bankrupt. Unless the Articles otherwise provide, a director need not be a shareholder. Subject to the Act, at least 25 per cent of the directors shall be resident Canadians, or if the number of directors is fewer than four, at least one director shall be a resident Canadian. At least such number of directors as may be specified by the Act, other applicable law or stock exchange requirements shall not be officers or employees of the Corporation or of its affiliates.

7.                                      Vacancies

Notwithstanding the provisions of this by-law and subject to the provisions of the Act, if a vacancy should occur in the Board, the remaining directors, if constituting a quorum, may appoint a qualified person to fill the vacancy for the remainder of the term, except a vacancy resulting from an increase in the number or the minimum or maximum number of directors specified in the Articles or from a failure of the shareholders to elect the number or minimum number of directors specified in the Articles.  In the absence of a quorum or if the vacancy has arisen from a failure by the shareholders to elect the number or minimum number of directors specified in the Articles, the remaining directors shall forthwith call a special meeting of shareholders to fill the vacancy pursuant to subsection 111(2) of the Act.  If the directors fail to call such a meeting or if there are no directors then in office, any shareholder may call the meeting. Where a vacancy or vacancies exist in the Board, the remaining directors may exercise all of the powers of the Board so long as a quorum remains in office.

8.                                      Remuneration of Directors

Subject to the Articles, the remuneration to be paid to the directors shall be such as the Board or a committee of the Board shall from time to time determine. The Board or a committee of the Board may also by resolution award special remuneration to any director undertaking any special services on the Corporation’s behalf other than the routine work ordinarily required of a director by the Corporation. The directors shall be entitled to be paid their traveling and other expenses properly incurred by them in connection with the affairs of the Corporation.

9.                                      Election and Term

Subject to the Articles, the election of directors shall take place at each annual meeting of shareholders and all the directors then in office shall retire but, if qualified, shall be eligible for re-election. The number of directors to be elected at any such meeting shall be the number of directors then in office unless the directors otherwise determine. Where the shareholders adopt an amendment to the Articles to increase the number or maximum number of directors, the shareholders may, at the meeting at which they adopt the amendment, elect the additional number of directors authorized by the amendment. The election shall be by ordinary resolution. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

A retiring director shall retain office until the adjournment or termination of the meeting at which his successor is elected, unless such meeting was called for the purpose of removing him from office as a director in which case the director so removed shall vacate the office forthwith upon the passing of the resolution for his removal.

10.                               Removal of Directors

Subject to the Act and the Articles, the shareholders entitled to vote for the election of directors may, by ordinary resolution passed at a special meeting, remove any director or directors from office before the expiration of his term and may, by a majority of the votes cast at the meeting, elect any person in his place for the remainder of his term.

11.                               Vacation of Office

The office of a director shall ipso facto be vacated if:

(a)                                 he dies;

(b)                                 by notice in writing to the Corporation, he resigns his office and such resignation, if not effective immediately, becomes effective in accordance with its terms;

(c)                                  he is removed from office in accordance with section 109 of the Act;

(d)                                 he ceases to be qualified to be a director; or

(e)                                  if he shall be removed from office by resolution of the shareholders as provided for in Section 10 of this by-law.

12.                               Consent to be Elected or Appointed Director

An individual who is elected or appointed to hold office as a director is not a director and is deemed not to have been elected or appointed to hold office as a director unless:

(a)                                 the said individual was present at the meeting when the election or appointment took place and he did not refuse to hold office as a director; or

(b)                                 the said individual was not present at the meeting when the election or appointment took place and the said individual consented to hold office as a director in writing before the election or appointment or within ten (10) days after it, or the said individual has acted as a director pursuant to the election or appointment.

MEETINGS OF DIRECTORS

13.                               Place and Calling of Meetings

Subject to the Articles, meetings of directors may be held at any place within or outside Canada as the directors may from time to time determine or the person convening the meeting may give notice. The Chairman, the president, the chief executive officer, the corporate secretary or any one or more directors may call a meeting of the directors at any time.

14.                               Notice

Notice of the time and place for the holding of any such meeting shall be sent to each director at his latest address as shown on the records of the Corporation no less than two (2) business days (exclusive of the day on which the notice is sent, but inclusive of the day for which notice is given) before the date of the meeting; provided that meetings of the Board may be held at any time without notice, if all the directors have waived notice.

For the first meeting of the Board, to be held immediately following the election of directors at any annual or special meeting of the shareholders, no notice of such meeting need be given to the newly elected or appointed director or directors in order for the meeting to be duly constituted, provided a quorum of the directors is present.

A notice of a meeting of directors shall specify any matter referred to in subsection 115(3) of the Act that is to be dealt with at the meeting but otherwise need not specify the purpose of or the business to be transacted at the meeting.

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any person, or any error in any notice not affecting the substance of the notice, does not invalidate any resolution passed or any action taken at the meeting.

15.                               Waiver of Notice

Notice of any meeting of the Board or any irregularity in any meeting or in the notice thereof may be waived by any director upon notice addressed to the Corporation, and such waiver may be validly given either before or after the meeting to which such waiver relates. Waiver of any notice of a meeting of directors cures any irregularity in the notice, any default in the giving of the notice and any default in the timeliness of the notice. The attendance of a director at a meeting of directors is a waiver of notice of the meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

16.                               Regular Meetings

The directors may establish regular meetings of the Board. Any resolution establishing such meetings will specify the dates, times and places of the regular meetings and will be sent to each director, but no other notice shall be required for any such regular meetings.

17.                               Participation by Communication Facilities

A director may, if all the directors of the Corporation consent thereto in writing (either before, during or after the meeting), participate in a meeting of the Board or of any committee thereof, if any, by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other, and a director participating in such manner is deemed to be present at that meeting. A consent may be given with respect to all meetings of the Board and/or of the committees of the Board, if any.

18.                               Adjournment

Any meeting of the Board may be adjourned from time to time by the chairman of the meeting, with the consent of the directors present, to a fixed time and place and no notice of the time and place for the continuance of the adjourned meeting need be given to any director in such a case. Any adjourned meeting shall be duly constituted if held in accordance with the terms of the adjournment and a quorum is present at the meeting. The directors who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. If there is no quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment.

19.                               Chairman

The chairman of any meeting of the Board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting:

(a)                                 Chairman,

(b)                                 The president, or

(c)                                  The chief executive officer.

If no such officer is present, the directors present shall choose one of their number to chair the meeting.

20.                               Secretary

The corporate secretary, if any, will act as secretary at meetings of directors. If a corporate secretary has not been appointed or is absent, the chairman of the meeting will appoint a person, who need not be a director of officer, to act as secretary of the meeting.

21.                               Quorum and Voting

The directors may establish the quorum of directors for the transaction of business. Until fixed as aforesaid, a majority of the number of directors in office shall constitute a quorum for the transaction of business. Subject to subsection 117(1) of the Act, allowing for resolutions in lieu of meetings, no business shall be transacted by the directors, except at a meeting of directors at which a quorum of the Board is present. The directors shall not transact business at a meeting unless one-quarter (1/4) of the directors present are resident Canadians, except where:

(a)                                 a resident Canadian director who is unable to be present approves in writing, or by telephonic, electronic or other communication facility, the business transacted at the meeting; and

(b)                                 the required number of resident Canadian directors would have been present had that director been present at the meeting.

Questions arising at any meeting of the Board shall be decided by a majority of votes cast where each director shall have one vote. In case of an equality of votes, the chairman of the meeting, in addition to his original vote, shall not have a second or casting vote.

22.                               Resolution in lieu of Meeting

A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors or a committee of directors, if any, is as valid as if it had been passed at a meeting of directors or committee of directors, if any.

A copy of every such resolution shall be kept with the minutes of the proceedings of the directors or committee of directors, if any.

COMMITTEES

23.                               Committees

The Board may from time to time appoint from their number one (1) or more committees consisting of one (1) or more individuals and delegate to such committee or committees any of the powers of the directors, except as provided in subsection 115(3) of the Act. Unless otherwise ordered by the Board, a committee of directors shall have power to fix its quorum, to elect its chairman and to regulate its proceedings. Meetings of any such committee may be held at any place in or outside of Canada.

24.                               Proceedings

At all meetings of committees, every question shall be decided by a majority of the votes cast on the question. Unless otherwise determined by the directors, each committee of directors may make, amend or repeal rules and procedures to regulate its meetings including: (i) fixing its quorum, provided that quorum may not be less than a majority of its members; (ii) procedures for calling meetings; (iii) requirements for providing notice of meetings; (iv) selecting a chairman for a meeting; and (v) determining whether the chairman will have a deciding vote in the event there is an equality of votes cast on a question.

OFFICERS

25.                               Appointment of Officers

Subject to the Articles, the Board may from time to time appoint a Chairman, from among themselves, and may appoint a president and a corporate secretary and, if deemed advisable, one (1) or more vice presidents (to which title may be added words indicating seniority or function), a treasurer and one (1) or more assistant corporate secretaries and/or one (1) or more assistant treasurers. None of such officers, except the Chairman, need be a director of the Corporation. The Board may from time to time designate such other offices and appoint such other officers, employees and agents as it shall deem necessary, who shall have such authority and shall perform such functions and duties, as may from time to time be prescribed by resolution of the Board. Any two (2) or more offices may be held by the same person.

26.                               Remuneration and Removal of Officers

Subject to the Articles, the remuneration of all officers, employees and agents elected or appointed by the Board may be determined from time to time by resolution of the Board or a committee of the Board. The fact that any officer, employee or agent is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be so determined. The Board may, by resolution, remove any officer, employee or agent at any time, with or without cause, subject to his rights under any employment contract in force between the Corporation and himself.

27.                               Power and Duties

Unless the directors determine otherwise, an officer has all powers and authority that are incident to his office. An officer will have such other powers, authority, functions and duties that are prescribed or delegated, from time to time, by the directors. The directors may, from time to time, vary, add to or limit the powers and duties of any officer.

28.                               Chairman

The Chairman, if any, shall, if present, preside at all meetings of the Board and of shareholders. He shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and duties as may from time to time be assigned to him by resolution of the Board.

29.                               President

The president, if any, shall exercise day-to-day management of the Corporation’s operations. In the absence or inability of the Chairman, if any, the president shall, when present, preside at all meetings of the Board and shareholders; he shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and shall perform such other duties as may from time to time be assigned to him by resolution of the Board or as are incident to his office.

30.                               Corporate Secretary

The corporate secretary, if any, shall give or cause to be given notices for all meetings of the Board, of committees thereof, if any, and of shareholders when directed to do so and shall have charge, subject to the provisions of this by-law, of the records referred to in section 20 of the Act (except the accounting records) and of the corporate seal or seals, if any, except when some other officer or agent has been appointed for that purpose. In the absence or inability of the Chairman, if any, the president, if any, and the chief executive officer, if any, the corporate secretary shall, when present, preside at all meetings of the shareholders He shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and duties as may from time to time be assigned to him by resolution of the Board or as are incident to his office.

31.                               Treasurer

Subject to the provisions of any resolution of the Board, the treasurer, if any, shall have the care and custody of all the funds and securities of the Corporation and shall deposit the same in the name of the Corporation in such bank or banks or with such other depositary or depositaries as the Board may, by resolution, direct.  He shall prepare, maintain and keep or cause to be kept adequate books of accounts and accounting records. He shall sign such contracts, documents or instruments in writing as require his signature and shall have such other powers and duties as may from time to time be assigned to him by resolution of the Board or as are incident to his office. He may be required to give such bond for the faithful performance of his duties as the Board, in their absolute discretion, may require, and no director shall be liable for failure to require any such bond or for the insufficiency of any such bond or for any loss by reason of the failure of the Corporation to receive any indemnity thereby provided.

32.                               Removal of Officers

The directors may remove an officer from office at any time, with or without cause. Such removal is without prejudice to the officer’s rights under any employment contract with the Corporation.

DISCLOSURE OF INTEREST

33.                               Disclosure of Interest

A director or officer of the Corporation shall disclose to the Corporation, in writing, or by requesting to have it entered in the minutes of meetings of directors or of meetings of committees of directors, if any, the nature and extent of any interest that he has in a material contract or material transaction, whether made or proposed, with the Corporation:

(a)                                 if the director or officer is a party to the contract or the transaction;

(b)                                 if he is a director or officer, or an individual acting in a similar capacity of a party to the contract or transaction; or

(c)                                  if he has a material interest in a party to the contract or transaction.

In the case of a contract or a proposed contract involving a director, the disclosure shall be made at the meeting of directors at which the question of entering into the contract or transaction is first considered. If the director was not at the time of the meeting referred to previously interested in the proposed contract or transaction, the disclosure shall be at the first meeting of the directors held after he becomes so interested. If the director becomes interested in a contract or transaction after it is made, the disclosure shall be made at the first meeting of directors held after the director becomes so interested. If an individual who is interested in a contract or transaction later becomes a director, the disclosure shall be made at the first meeting after he becomes a director.

If a material contract or material transaction, whether entered into or proposed, is one that, in the ordinary course of the Corporation’s business, would not require approval by the directors or shareholders, a director or officer shall disclose, in writing to the Corporation or request to have it entered in the minutes of meetings of directors or of meetings of committees of directors, if any, the nature and extent of his interest immediately after he becomes aware of the contract or transaction.

In the case of a contract or transaction or proposed contract or transaction involving an officer who is not a director, the disclosure shall be made immediately after he becomes aware that the contract, transaction or proposed contract or proposed transaction is to be considered or has been considered at a meeting. If the officer becomes interested after a contract or transaction is made, the disclosure shall be made immediately after he becomes so interested. If an individual who is interested in a contract or transaction later becomes an officer, the disclosure shall be made immediately after he becomes an officer.

A general notice to the directors declaring that a director or an officer is to be regarded as interested, for any of the following reasons, in a contract or transaction made with a party, is a sufficient declaration of interest in relation to the contract or transaction:

(a)                                 the director or officer is a director or officer or acting in a similar capacity, of a party to the contract or transaction, or of a party who has a material interest in a party to the contract or transaction;

(b)                                 the director or officer has a material interest in the party; or

(c)                                  there has been a material change in the nature of the director’s or the officer’s interest in the party.

Subject to the provisions of the Act, a director required to make a disclosure of interest shall not vote on any resolution to approve the contract or transaction unless the contract or transaction:

(a)                                 relates primarily to his remuneration as a director, officer, employee or agent of the Corporation or an affiliate;

(b)                                 is for indemnity or insurance under section 124 of the Act; or

(c)                                  is with an affiliate as such term is defined in the Act.

INDEMNIFICATION AND PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

34.                               Liability

All directors and officers of the Corporation in exercising their powers and discharging their duties shall act honestly and in good faith with a view to the best interests of the Corporation and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. No director or officer shall be liable for the acts, receipts, neglects or defaults of any other director, officer or employee of the Corporation, or for joining any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortuous acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune which shall happen in the execution of the duties of his office or in relation thereto, provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from liability for any breach thereof.

35.                               Indemnification

Subject to the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation, or another individual who acts or acted at the Corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity (as such term is defined in the Act) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity if:

(a)                                 he acted honestly and in good faith with a view to the best interests of the Corporation, or, as the case may be, to the best interests of the other entity for which the individual acted as a director of officer or in a similar capacity at the Corporation’s request; and

(b)                                 in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

The Corporation shall advance the necessary moneys to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to previously. The individual shall repay the moneys if the individual does not fulfill the previously named conditions.

The Corporation shall also indemnify such person in such other circumstances as the Act permits or requires. Nothing in this by-law shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this by-law.

36.                               Insurance

Subject to the Act, the Corporation may purchase and maintain insurance for the benefit of an individual referred to in Section 34 hereof against any liability incurred by the individual in his capacity as a director or officer of the Corporation or in the individual’s capacity as a director or officer, or similar capacity, of another entity (as such term is defined in the Act), if the individual acts or acted in that capacity at the Corporation’s request.

MEETINGS OF SHAREHOLDERS

37.                               Annual Meeting

Subject to the Act, the annual meeting of the shareholders shall be convened on such day in each year and at such time as the Board may by resolution determine. The directors of the Corporation shall call an annual meeting of shareholders not later than eighteen (18) months after the Corporation comes into existence and, subsequently, not later than fifteen (15) months after holding the last preceding annual meeting but no later than six (6) months after the end of the Corporation’s preceding financial year. The annual meeting of shareholders shall be held for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting.

38.                               Special Meetings

The Board shall have the power to call a special meeting of shareholders at any time.

39.                               Place of Meetings

Meetings of shareholders of the Corporation shall be held at the registered office of the Corporation or at such other place in Canada as may be specified in the notice convening such meeting. Notwithstanding the foregoing, a meeting of shareholders may be held at a place outside Canada if the place is specified in the Articles or all the shareholders entitled to vote at the meeting agree that the meeting is to be held at that place. A shareholder who attends a meeting of shareholders held outside Canada is deemed to have agreed to it being held outside Canada except when the shareholder attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held. A meeting held pursuant to Section 45 shall be deemed to be held at the place where the registered office of the Corporation is located.

40.                               Notice of Meetings

A notice stating the day, hour and place of meeting and, subject to subsection 135(6) of the Act, the general nature of the business to be transacted shall be served on each person who is entitled to vote at such meeting, each director of the Corporation and the auditor of the Corporation not less than twenty-one (21) days and not more than sixty (60) days before the meeting or such other period of time as may be specified in the regulations passed under the Act or as may be permitted by the Act. If such notice is served by mail, it shall be directed to the latest address of the intended recipient as shown in the records of the Corporation. Notice of any meeting of shareholders or any irregularity in any such meeting or in the notice thereof may be waived by any shareholder, the duly appointed proxy of any shareholder, any director or the auditor of the Corporation in any manner that a notice can be given addressed to the Corporation or by any other manner, and any such waiver may be validly given either before or after the meeting to which such waiver relates.

41.                               Waiver of Notice.

A shareholder or any other person entitled to attend a meeting of shareholders may waive notice of a meeting of shareholders, any irregularity in a notice of meeting of shareholders or any irregularity in a meeting of shareholders. Such waiver may be waived in any manner and may be given at any time either before or after the meeting to which the waiver relates. Waiver of any notice of a meeting of shareholders cures any irregularity in the notice, any default in the giving of the notice and any default in the timeliness of the notice.

42.                               Representatives

A representative of a shareholder that is a body corporate or an association will be recognized if (i) a certified copy of the resolution of the directors or governing body of the body corporate or association, or a certified copy of an extract from the by-laws of the body corporate or association, authorizing the representative to represent the body corporate or association is deposited with the Corporation, or (ii) the authorization of the representative is established in another manner that is satisfactory to the corporate secretary or the chairman of the meeting.

43.                               Persons Entitled to be Present

The only persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat, the directors and the auditor of the Corporation and others who although not entitled to vote are entitled or required under any provision of the Act or the Articles or by-laws to be present at the meeting. Any other person may be admitted with the consent of the chairman of the meeting or the persons present who are entitled to vote at the meeting.

44.                               Record Date

The Board may, by resolution, fix in advance a date and time as the record date for the purpose of determining the shareholders (a) entitled to receive notice of a meeting of the shareholders; (b) entitled to vote at a meeting of shareholders; (c) entitled to receive payment of a dividend; or (d) for any other purpose, and, unless waived in accordance with the Act, notice of any such record date shall be given within the prescribed period in the manner provided in the Act and any applicable laws.

45.                               Participation by Communication Facilities

Any person entitled to attend a meeting of shareholders may participate in the meeting by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, only if the Corporation, in its sole discretion, makes available such a communication facility. A person participating in a meeting by such means is deemed to be present at that meeting.

46.                               Chairman, Secretary and Scrutineers

The chairman of any meeting of shareholders is the first mentioned of the following officers that is present at the meeting:

(a)                                 the Chairman;

(b)                                 the president;

(c)                                  the chief executive officer;

(d)                                 the corporate secretary; or

(d)                                 a vice president (in order of corporate seniority).

If no such person is present at the meeting, the persons present who are entitled to vote shall choose a director who is present, or a shareholder who is present, to chair the meeting.

The corporate secretary, if any, will act as secretary at meetings of shareholders. If a corporate secretary has not been appointed or is absent, the chairman of the meeting will appoint a person, who need not be a shareholder, to act as secretary of the meeting.

If desired, the chairman of the meeting may appoint one or more persons, who need not be shareholders, to act as scrutineers at any meeting of shareholders.  The scrutineers will assist in determining the number of shares held by persons entitled to vote who are present at the meeting and the existence of a quorum.  The scrutineers will also receive, count and tabulate ballots and assist in determining the result of a vote by ballot, and do such acts as are necessary to conduct the vote in an equitable manner.  The decision of a majority of the scrutineers shall be conclusive and binding upon the meeting and a declaration or certificate of the scrutineers will be conclusive evidence of the facts declared or stated in it.

47.                               Procedure

The chairman of a meeting of shareholders will conduct the meeting and determine the procedure to be followed at the meeting. The chairman’s decision on all matters or things, including any questions regarding the validity or invalidity of a form of proxy or other instrument appointing a proxy, shall be conclusive and binding upon the meeting of shareholders.

48.                               Votes

Except in the case of a meeting held by telephonic, electronic or other communication means, voting at a meeting of shareholders shall be by show of hands, except where a ballot is required by the chairman of the meeting or demanded by a shareholder or proxyholder present and entitled to vote at the meeting. Upon a show of hands, every person present and entitled to vote, has one vote regardless of the number of shares he represents. A shareholder may demand a ballot either before or immediately after any vote by show of hands.

Every question submitted to any meeting of shareholders shall be decided in the first instance, unless a ballot is demanded, on a show of hands, and, in case of an equality of votes, the chairman of the meeting shall not, both on a show of hands and on a ballot, have a second or casting vote in addition to the vote or votes to which he may be entitled as a shareholder.

At any meeting, unless a ballot is demanded, a declaration by the chairman of the meeting that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded in favour of or against the motion.

If at any meeting a ballot is demanded on the election of a chairman or on the question of adjournment or termination, it shall be taken forthwith without adjournment. If a ballot is demanded on any other question or as to the election of directors, it shall be taken in such manner and either at once or later at the meeting or after adjournment as the chairman of the meeting directs. The result of a ballot shall be deemed to be the resolution of the meeting at which the ballot was demanded. A demand for a ballot may be withdrawn at any time prior to taking the ballot.

Where a person holds shares as a personal representative, such person or his proxy is the person entitled to vote at all meetings of shareholders in respect of the shares so held by him.

Where a person mortgages or hypothecates his shares, such person or his proxy is the person entitled to vote at all meetings of shareholders in respect of such shares unless, in the instrument creating the mortgage or hypothec, he has expressly empowered the person holding the mortgage or hypothec to vote in respect of such shares, in which case, subject to the Articles, such holder or his proxy is the person entitled to vote in respect of the shares.

Where two (2) or more persons hold the same share or shares jointly, any one (1) of such persons present at a meeting of shareholders has the right, in the absence of the other or others, to vote in respect of such share or shares, but if more than one (1) of such persons are present or represented by proxy and vote, they shall vote together as one (1) on the share or shares jointly held by them.

Any vote at a meeting held solely by telephonic, electronic or other communication facility, may be exercised entirely by telephonic, electronic or other communication facility in accordance with the Act and the regulations passed under the Act.

49.                               Votes to Govern

Any question at a meeting of shareholders shall be decided by a majority of the votes cast on the question unless the Articles, the by-laws, the Act or other applicable laws require otherwise. In the case of an equality of votes, the chairman of the meeting is not entitled to a second or casting vote.

50.                               Proxies

A shareholder, including a shareholder that is a body corporate, entitled to vote at a meeting of shareholders may, by means of a proxy, appoint a proxyholder or one (1) or more alternate proxyholders, who are not required to be shareholders, to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy.

An instrument appointing a proxyholder shall comply with the applicable requirements of the Act and other applicable laws and will be in such form as the directors may approve from time to time or such other form as may be acceptable to the chairman of the meeting at which the instrument of proxy is to be used. A proxy will be acted on only if it is deposited with the Corporation or its agent prior to the time specified in the notice calling the meeting at which the proxy is to be used or it is deposited with the corporate secretary, a scrutineer or the chairman of the meeting or any adjournment of the meeting prior to the time of voting.

51.                               Adjournment

The chairman of the meeting may, with the consent of the persons present who are entitled to vote at the meeting, adjourn any meeting of shareholders from time to time and from place to place, subject to such conditions as such persons may decide. If a meeting of shareholders is adjourned for less than thirty (30) days, it is not necessary to give notice of the adjourned meeting other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one (1) or more adjournments for an aggregate of thirty (30) days or more, notice of the adjournment meeting shall be given as for an original meeting but, unless the meeting is adjourned by one (1) or more adjournments for an aggregate of more than ninety (90) days, the requirements of subsection 149(1) of the Act relating to mandatory solicitation of proxies do not apply.

52.                               Quorum

A quorum of shareholders is present at a meeting of shareholders if the holders of not less than twenty-five percent (25%) of the shares entitled to vote at the meeting are present in person or represented by proxy, and at least two persons entitled to vote at the meeting are actually present at the meeting.

SECURITIES

53.                               Certificates

Subject to the Act and applicable laws, share certificates, if required, will be in the form that the directors approve from time to time or that the Corporation adopts.

54.                               Registrar and Transfer Agent

The Corporation may from time to time appoint one or more agents to maintain, in respect of each class or series of securities issued by the Corporation in registered or other form, a central securities register and one or more branch securities registers.  Such an agent may be designated as transfer agent or registrar according to their functions and one person may be designated both registrar and transfer agent subject to any applicable stock exchange requirements. The Corporation may at any time terminate such appointment.

DIVIDENDS

55.                               Declaration and Payment

Subject to the relevant provisions of the Act and the Articles, the Board may from time to time, by resolution, declare and the Corporation may pay dividends on its issued shares, subject to the relevant provisions, if any, of the Articles.

56.                               Payments of Dividends and Other Distributions

Any dividend payable in cash to shareholders will be paid by cheque or by electronic means or by such other method as the Board may determine. The payment will be made to or to the order of each registered holder of shares in respect of which the payment is to be made. Cheques will be sent to the registered holder’s recorded address, unless the holder otherwise directs. In the case of joint holders, the payment will be made to the order of all such joint holders and, if applicable, sent to them at their recorded address, unless such joint holders otherwise direct. The sending of the cheque or the sending of the payment by electronic means or the sending of the payment by a method determined by the Board in an amount equal to the dividend to be paid less any tax that the Corporation is required to withhold will satisfy and discharge the liability for the payment, unless payment is not made upon presentation, if applicable.

57.                               Non-Receipt of Payment

In the event of non-receipt of any payment made as contemplated by Section 56 by the person to whom it is sent, the Corporation may issue re-payment to such person for a like amount. The Board may determine, whether generally or in any particular case, the terms on which any re-payment may be made, including terms as to indemnity, reimbursement of expenses, and evidence of non-receipt and of title.

58.                               Unclaimed Dividends

Any dividend unclaimed after a period of six (6) years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

NOTICES

59.                               Method of Giving Notices

Any notice or document to be given pursuant to the Act, the regulations thereunder, the Articles or the by-laws to a shareholder or director of the Corporation may be sent (a) by prepaid mail addressed to, or may be delivered personally to, the shareholder at the shareholder’s latest address as shown in the records of the Corporation or its transfer agent and the director at the director’s latest address as shown on the records of the Corporation or in the last notice of directors or notice of change of directors filed under the Act, and a notice or document sent in accordance with the foregoing to a shareholder or director of the Corporation shall be deemed to be received by them at the time it would be delivered in the ordinary course of mail unless there are reasonable grounds for believing that the shareholder or director did not receive the notice or document at the time or at all or (b) by electronic means as permitted by, and in accordance with, the Act and the regulations thereunder. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the Board, if any, in accordance with any information believed by the secretary to be reliable. The foregoing shall not be construed so as to limit the manner or effect of giving notice by any other means of communication otherwise permitted by law.

60.                               Notice to Joint Holders

If two or more persons are registered as joint holders of any security, any notice may be addressed to all such joint holders but notice addressed to one of them constitutes sufficient notice to all of them.

61.                               Persons Entitled by Death or Operation of Law

Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom such person derives title to such share prior to the name and address of such person being entered on the securities register (whether such notice was given before or after the happening of the event upon which such person became so entitled) and prior to such person furnishing to the Corporation the proof of authority or evidence of entitlement prescribed by the Act.

62.                               Signatures to Notices

The signature of any director or officer of the Corporation to any notice may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed or, for the notice given by electronic means, in accordance with section 252.7 of the Act. The foregoing shall not be construed so as to limit the manner or effect of affixing a signature by any other means otherwise permitted by law.

63.                               Computation of Time

In computing the date when notice must be given when a specified number of days’ notice of any meeting or other event is required, the date of giving the notice is excluded and the date of the meeting or other event is included.

64.                               Undelivered Notices

If any notice given to a shareholder is returned on two consecutive occasions because the shareholder cannot be found, the Corporation shall not be required to give any further notices to such shareholder until the shareholder informs the Corporation in writing of the shareholder’s new address.

EXECUTION OF CONTRACTS, DOCUMENTS OR INSTRUMENTS IN WRITING

65.                               Execution of Contracts, Documents or Instruments in Writing

Contracts, documents or instruments in writing requiring the signature of the Corporation may be signed by any director or any officer of the Corporation, or by any person authorized by resolution of the Board. All contracts, documents or instruments in writing so signed shall be binding upon the Corporation without any further authorization or formality. The Board is authorized from time to time, by resolution, to appoint any officer or officers or any other person or persons on behalf of the Corporation, either to sign contracts, documents or instruments in writing generally or to sign specific contracts, documents or instruments in writing.

The corporate seal, if any, may, when required, be affixed to contracts, documents or instruments in writing, signed as aforesaid, by an officer or officers, person or persons, appointed as aforesaid by resolution of the Board.

The term “contracts, documents or instruments in writing”, as used in this by-law, shall include deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, immoveable or moveable, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of shares, warrants, bonds, debentures or other securities and all paper writings or their equivalent on all electronic form.

In particular, without limiting the generality of the foregoing, any director or any officer of the Corporation, or any person authorized by resolution of the Board, is hereby authorized to sell, assign, transfer, exchange, convert or convey all shares, bonds, debentures, rights, warrants or other securities owned by or registered in the name of the Corporation and to sign and execute, under the seal of the Corporation or otherwise, all assignments, transfers, conveyances, powers of attorney and other instruments that may be necessary for the purpose of selling, assigning, transferring, exchanging, converting or conveying or enforcing or exercising any voting rights in respect of any such shares, bonds, debentures, rights, warrants or other securities

The signature or signatures of any officer or director of the Corporation and/or of any person or persons appointed as aforesaid by resolution of the Board may, if specifically authorized by resolution of the directors, be printed, engraved, lithographed, otherwise mechanically or electronically reproduced or given in any manner permitted by the law, on all contracts, documents or instruments in writing or in an electronic form, or, subject to subsections 49(4) and 49(5) of the Act, on bonds, debentures or other securities of the Corporation executed or issued by or on behalf of the Corporation. All such contracts, documents or instruments in writing or in an electronic form, or bonds, debentures or other securities of the Corporation on which the signatures of any of the foregoing officers, directors or persons shall be so reproduced, by authorization by resolution of the Board shall, subject to subsections 49(4) and 49(5) of the Act, be deemed to have been duly signed by such officers and shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that the officers, directors or persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of the delivery or issue of such contracts, documents or instruments in writing or in an electronic form or bonds, debentures or other securities of the Corporation.

BORROWING AND SECURITY

66.                               Borrowing Power.

Without limiting the borrowing powers of the Corporation as set forth in the Act, but subject to the Articles, and the by-laws, the Board may from time to time on behalf of the Corporation, without authorization of the shareholders:

(a)                                 borrow money upon the credit of the Corporation;

(b)                                 issue, reissue, sell, pledge or hypothecate bonds, debentures, notes or other evidences of indebtedness or guarantee of the Corporation, whether secured or unsecured;

(c)                                  give a guarantee on behalf of the Corporation to secure performance of any present or future indebtedness, liability or obligation of any person;

(d)                                 mortgage, hypothecate, pledge or otherwise create a security interest in all or any currently owned or subsequently acquired real or personal, movable or immovable, property of the Corporation, including book debts, rights, powers, franchises and undertakings, to secure any such bonds, debentures, notes or other evidences of indebtedness or guarantee or any other present or future indebtedness, liability or obligation of the Corporation; and

(e)                                  authorize any person, from time to time by resolutions of the Board, to do any acts regarding the foregoing.

Nothing in this section limits or restricts the borrowing of money by the Corporation on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

67.                               Delegation

Unless the Articles otherwise provide, the Board may from time to time delegate to a director, a committee of the Board, or an officer of the Corporation any or all of the powers conferred on the Board by Section 66 to such extent and in such manner as the Board may determine at the time of such delegation.

EFFECTIVE DATE

68.                               Effective Date

This by-law shall come into force when made by the Board in accordance with the Act.